Exhibit 99.1

MGO Global Announces Pricing of Initial Public Offering

IPO Shares to Commence Trading Today on Nasdaq Under Ticker Symbol “MGOL”

MIAMI—BUENOS ARIES—LONDON—NEW YORK – (AccessWire) – January 13, 2023 – MGO Global Inc., operator of The Messi Store (“MGO Global” or the “Company”), today announced the pricing of its initial public offering of 1,500,000 shares of its common stock at a price to the public of $5.00 per share for a total of $7,500,000 of gross proceeds to the Company (the “Offering”), before deducting underwriting discounts, commissions and other Offering expenses. In addition, MGO Global has granted the underwriters a 45-day option to purchase up to an additional 225,000 shares of its common stock at the public offering price of $5.00 per share, less the underwriting discounts and commissions, to cover over-allotments, if any.

The shares are expected to begin trading on The Nasdaq Capital Market today January 13, 2023, under the ticker symbol “MGOL.” The Offering is expected to close on January 18, 2023 subject to the satisfaction of customary closing conditions.

Boustead Securities, LLC and Sutter Securities, Inc. are acting as the underwriters for the Offering.

A registration statement on Form S-1, as amended (File No. 333-268484) relating to these securities was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on January 12, 2023. The Offering is being made only by means of a prospectus. A copy of the final prospectus relating to the Offering will be filed with the SEC and will be available the SEC’s website at www.sec.gov. A copy of the final prospectus relating to the Offering may be obtained, when available from Boustead Securities, LLC by way of emailing requests to offerings@boustead1828.com; or by calling 1-949-502-4408; or by request by standard mail to Boustead Securities, LLC, Attention: Equity Capital Markets, 6 Venture, Suite 395, Irvine, California 92618, USA.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MGO Global Inc.

Founded in October 2018 and headquartered in Florida with remote employees and specialty contractors in London, New York and Latin America, MGO Global is a performance-driven lifestyle brand portfolio company focused on strategically leveraging the fame, celebrity power and global social media influence of world class athletes, entertainers and other cultural icons to create fresh, modern and compelling product and apparel brands aligned with and inspired by the values, personal styles and aspirations of our valued brand partners. Anchored by MGO Global’s end-to-end, scalable brand development platform, coupled with its leadership’s track records of success and industry relationships and expertise, in late 2018, the Company launched The Messi Brand – a premium line of functional and sporty casual wear, accessories and homewares inspired by legendary pro soccer player Leo Messi and found at www.TheMessiStore.com. For more information on MGO Global, please visit www.mgoglobalinc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and the Messi Brand and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company's ability to achieve profitable operations, customer acceptance of new products, the effects of the spread of Coronavirus (COVID-19) and future measures taken by authorities in the countries wherein the Company has supply chain partners, the demand for the Company’s products and the Company’s customers' economic condition, the impact of competitive products and pricing, successfully managing and perpetuating the Company’s licensing rights with Leo Messi Management, general economic conditions and other risk factors detailed in the Company's filings with the United States Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake any responsibility to update the forward-looking statements in this release, except in accordance with applicable law.

CONTACT INFORMATION:

FOR MEDIA AND INVESTOR RELATIONS

MGO Global Inc.

Dodi Handy, Director of Communications

Phone: 407-960-4636

Email: dhandy@mgoteam.com

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